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                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 6TH DAY OF NOVEMBER, 2008, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "COMPANY"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE
A hereto, as may be amended from time to time (each such account hereinafter referred to as a "SEPARATE ACCOUNT"), and Delaware Distributors, L.P., a limited partnership organized under the State of Delaware (hereinafter the "UNDERWRITER"), the distributor to the each open-end diversified management investment company set forth in Schedule B hereto (hereinafter each a "FUND").

                                  WITNESSETH:

WHEREAS, beneficial interests in the Funds are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "PORTFOLIOS"); and

WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 ACT") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 ACT"); and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, Delaware Management Company, a series of Delaware Management Business Trust (the "ADVISER") is the investment adviser of the Portfolios of the Fund and is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), and any applicable state securities laws; and

WHEREAS, the Underwriter is the principal underwriter for the Fund and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 ACT"), and is a member in good standing of the Financial Industry Regulatory Authority. (hereinafter "FINRA"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios set forth in SCHEDULE A on behalf of each corresponding Separate Account set forth on such SCHEDULE A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

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NOW, THEREFORE, in consideration of their mutual promises, the Company and the
Underwriter agree as follows:

               ARTICLE I. PURCHASE AND REDEMPTION OF FUND SHARES.

1.1 The Underwriter agrees to sell to the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. For purposes of this Section, the Company shall be the designee of the Fund for receipt of such orders from each Separate Account. Receipt by such designee shall constitute receipt by the Fund; provided that the designee has received such orders prior to the Close of Trading on a given Business Day "(Trade Date") and the Fund or its transfer agent receives notice of such order via the National Securities Clearing Corporation (the "NSCC") in accordance with the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform cycle file. The Fund will receive all orders to purchase Fund shares using the NSCC's DCC&S platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Fund shares by federal funds wire using the NSCC's Fund/SERV System in accordance with the rules and regulations of the NSCC as may be amended from time to time. Payment shall be in federal funds transmitted by wire to the Fund's designated Settling Bank from the NSCC. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates it net asset value pursuant to the rules of the SEC. "Close of Trading" shall mean 4:00 p.m. Eastern Time on a Business Day or such other time as the net value of a Portfolio is calculated, as disclosed in the then current prospectuses of the Funds. "NETWORKING" shall mean the NSCC's product that allows Funds and Companies to exchange account level information electronically. "SETTLING BANK" shall mean the entity appointed by the Fund to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions to the Fund for Fund shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Company shall use its best efforts to promptly notify the Fund or its transfer agent of its inability to use the NSCC's DCC&S platform via telephone and/or facsimile transmission. The Fund and the Underwriter agree to sell the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. For purposes of this Section, the Company shall be the designee of the Fund for the receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the designee has received such orders prior to the Close of Trading on a given Business Day ("Trade Date") and the Company shall use its best efforts to provide the Fund or its transfer agent notice of such orders by 8:30 a.m. Eastern Time, but in no event later than 9:00 a.m. Eastern Time on the first Business Day following the Trade Date by facsimile or such other means mutually agreed upon by the parties. The Company shall pay for Fund shares by federal funds wire by 1:00 p.m. Eastern Time on the first Business Day following the Trade Date. Payment shall be in federal funds transmitted by wire to the Fund's designated custodian. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates it net asset value pursuant to the rules of the SEC. "Close of Trading" shall mean 4:00 p.m. Eastern Time on a Business Day or such other time as the net asset value of a Portfolio is calculated, as disclosed in the then current prospectus of the Portfolio.

1.2 The Underwriter agrees to make shares of the Portfolios available indefinitely for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of the Fund (hereinafter the "TRUSTEES/DIRECTORS") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having

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jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Fund.

1.3 The Underwriter agrees to redeem in accordance with a Fund's prospectus, upon the Company's request, any full or fractional shares of a Portfolio held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the designee has received such orders prior to the Close of Trading on a given Business Day ("Trade Date") and the Fund or its transfer agent receives notice of such request for redemption via the NSCC in accordance with the NSCC's DCC&S platform cycle file. The Fund will receive all orders to redeem Fund shares using the NSCC's DCC&S platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by the NSCC to the Separate Account's Settling Bank in accordance with the rules and regulations of the NSCC as may be amended from time to time.

If the Company is somehow prohibited from submitting redemption and settlement instructions to the Fund for Fund shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Underwriter agrees to redeem in accordance with a Fund's prospectus, upon the Company's request, any full or fractional shares of the Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the designee has received such orders prior to the Close of Trading on a given Business Day ("Trade Date") and the Company shall use its best efforts to provide the Fund or its transfer agent notice of such request for redemption by 8:30 a.m. Eastern Time, but in no event later than 9:00 a.m. Eastern Time on the first Business Day following the Trade Date by facsimile or other such means mutually agreed upon by the parties. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Company by 1:00 p.m., on the first Business Day following the Trade Date.

1.4 The Company will place separate orders to purchase or redeem shares of each Portfolio.

1.5 Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.6 The Underwriter shall furnish notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares via the NSCC system. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's shares in the form of additional shares of that Portfolio. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

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1.7  The Underwriter shall make the net asset value per share of each Portfolio available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day, but in no event later than 7:00 p.m. Eastern time on such Business Day.

1.8(a) If the Underwriter or the Fund provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Portfolio shares purchased or redeemed to reflect the correct net asset value per share.

1.8(b) The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors, however, Underwriter reserves the right to follow its own guidelines. The Underwriter shall indemnify and hold harmless the Company against any amount the Company is legally required to pay Contract Owners, participants or beneficiaries that have selected a Portfolio as an investment option ("Contract owners"), and which amount is due to the Fund's or its agents' material miscalculation and/or incorrect reporting of or failure to report the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Fund or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. The Underwriter and the Fund are not required to indemnify the Company in the event that the Underwriter's or the Fund's guidelines do not require a correction. Should a material miscalculation by the Fund or its agents result in a gain to the Company, the Company shall immediately reimburse the Fund, the applicable Portfolios or its agents for any material losses incurred by the Fund, the applicable Portfolios or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain to Contract owners, the Company will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the applicable Portfolio or its agents. The Company shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Portfolios or its agents; but the Company shall not be obligated to take legal action against Contract owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1. The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company. With respect to the Separate Accounts purchases of shares of the Funds, the Company represents and warrants that the Separate Accounts will comply with Section 12(d)(1) of the 1940 Act unless the Separate Accounts are not deemed investment companies under the 1940 Act for purposes of Section 12(d)(1) of the 1940 Act.

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2.2  The Underwriter represents and warrants that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3 The Underwriter represents that each Fund (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that such Fund has ceased to so qualify or might not so qualify in the future.

2.4 To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Underwriter represents that the Fund's Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

2.5 The Underwriter makes no representation as to whether any aspect of a Fund's operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states.

2.6 The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7 The Underwriter represents that the Fund is lawfully organized and validly existing under the laws of its state of organization and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Underwriter represents and warrants that all of a Fund's Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.11 The Company represents that it has adopted written policies and procedures reasonably designed to detect and deter frequent and/or disruptive trading in Shares. The Company and the Fund

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agree to reasonably cooperate for the purpose of discouraging frequent or disruptive trading in shares of the Funds and agree to negotiate a "shareholder information agreement" under Rule 22c-2.

2.12 The Company agrees to purchase and redeem the shares of the Portfolios offered by the then current prospectus of the relevant Portfolio in accordance with the provisions of such prospectus including specifically, and without in any way limiting other provisions of the prospectus, that the Company will only send to the Fund to receive a given Business Day's net asset value those orders it received from Contract holders prior to Close of Trading.

2.13 The Company represents that it is aware that the Funds are not sold solely as funding vehicles for variable annuity and life insurance separate accounts and therefore have not obtained an order from the SEC providing an exemption from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder and is further aware that the Funds do not certify compliance with the Sections of the Internal Revenue Code and Treasury Regulations relating to the diversification requirements for variable annuity, endowment, or life insurance contracts.

2.14 The Company represents and warrants that it is legally permitted to receive Rule 12b-1 payments in connection with the distribution or marketing of Fund shares to Contract owners.

2.15 The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund's shares pursuant to this Agreement.

ARTICLE III. PROSPECTUSES; REPORTS AND PROXY STATEMENTS, VOTING; CONTRACT OWNER
                                 COMMUNICATIONS

3.1 The Underwriter shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund's current prospectus and statement of additional information, the Underwriter shall provide e-mail transmissions or PDF files containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a) The Underwriter shall provide the Company with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.2(b) The Fund shall pay for the cost of typesetting all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners and prospective Contract owners. The Company shall pay for the costs of printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners and prospective Contract owners. The Fund shall pay for all costs for typesetting, printing and distributing proxy materials.

3.3. The Fund's statement of additional information shall be obtainable by Contract owners from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

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3.4  If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contract owners;

       B. vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

       C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company's Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. The Fund will not hold annual meetings but will hold such special meetings as may be necessary from time to time. Further, the Fund will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

3.6  The Company agrees to provide the following services to Contract owners:

       (a) responding to inquiries from the Company Contract owners using one or more Portfolios of the Fund as an investment vehicle regarding the services performed by the Company as they relate to the Fund; and

       (b) communicating directly with Contract owners concerning the Fund's operations.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund, the Underwriter or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund, the Adviser or the Underwriter is described, at least five Business Days prior to its use. No such literature or material shall be used without prior approval from the Fund, the Underwriter or their designee. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

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4.3  The Fund shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least five Business Days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.4 Neither the Fund nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5 The Fund will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6. The Company will provide to the Fund at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8 The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Fund and the Underwriter. Except as provided in
Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Fund or the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.9 The Fund and Underwriter agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in
Section 4.3, the Fund and Underwriter shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Fund and Underwriter shall cease all use of any such names or marks.

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                          ARTICLE V. FEES AND EXPENSES

5.1 The Underwriter shall pay the fees and expenses provided for in the attached SCHEDULE B.

5.2 With respect to any Portfolio that offers shares of classes for which Distribution Plans have been adopted under Rule 12b-1 (individually a "12b-1 Plan") of 1940 Act, the Company will provide distribution and marketing services in the promotion of the Fund shares. In connection with the receipt of distribution fees and/or the receipt of service fees as set forth under 12b-1 Plan(s) applicable to the class or classes of Fund shares purchased by the Company, the Company will perform administrative and other services to your customers who own Fund shares, including, but not limited to, furnishing personal and other services and assistance, answering routine inquiries regarding a Portfolio, account designations and addresses, maintaining such accounts, or such other services as the Fund may require, to the extent permitted by applicable statutes, rules or regulations. For such services, the Underwriter is permitted to make payment under the terms of the 12b-1 Plans adopted by certain of the Funds, as such Plans may be in effect from time to time. The 12b-1 Plans in effect on the date of this Agreement are described in the Funds' Prospectuses and such Funds are listed in Schedule B. Each Fund reserves the right to terminate or suspend its 12b-1 Plan at any time as specified in the Plan and the Underwriter reserves the right, at any time, without notice, to modify, suspend or terminate payments hereunder in connection with such 12b-1 Plan. The Company will furnish the Fund and Underwriter with such information as may be reasonably requested by the Fund or its directors or trustees or by Underwriter with respect to such 12b-1 fees paid to the Company pursuant to this Agreement.

                          ARTICLE VI. INDEMNIFICATION

6.1  Indemnification By The Company

(a) The Company agrees to indemnify and hold harmless the Fund, the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Fund or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Fund to the Company on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

       (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Adviser); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

       (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Underwriter by the Company or persons under its control; or

       (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections
            6.1 (b) and 6.3 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2  Indemnification By the Underwriter

(a) The Underwriter agrees, with respect to each Portfolio that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios that it distributes or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

       (ii) arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Portfolio shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively; or

       (iv) arise as a result of any material failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund; except to the extent provided in Sections 6.2(b) and 6.3 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3.  Indemnification Procedure

(a) Any person obligated to provide indemnification under this Article VI ("INDEMNIFYING PARTY" for the purpose of this Section 6.3) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("INDEMNIFIED PARTY" for the purpose of this Section 6.3) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified

Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

       (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

       (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. APPLICABLE LAW

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                        ARTICLE VIII. TERM & TERMINATION

8.1  Term.

(a) Except as otherwise provided below, the term of this Agreement shall be for five (5) years from the date hereof, unless terminated earlier by reason of a breach of contract or by law, or pursuant to this section 8. At the end of the initial term of this Agreement, this Agreement shall be automatically renewed for successive one year periods, unless any party notifies the other no later than thirty days before any anniversary of its intent to terminate this Agreement.

8.2  This Agreement shall terminate:

       (a) at the option of any party upon sixty (60) days advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

       (b) at the option of the Fund, the Underwriter or the Adviser upon institution of formal proceedings against the Company by the FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of the Fund shares, which in the judgment of the Fund, the Underwriter or the Adviser are reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

       (c) at the option of the Company upon institution of formal proceedings against the Fund, the Underwriter or the Adviser by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of the Fund shares or the operation of the Fund which in the judgment of the Company are reasonably likely to have a material adverse effect on the Underwriter's, the Fund's or the Adviser's ability to perform its obligations under this Agreement; or

       (d) at the option of the Company if a Portfolio delineated in SCHEDULE A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a "RIC"), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Portfolio may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

       (e) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach does not cure such breach within 30 days of receipt of such notice of breach; or

       (f) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Underwriter or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

       (g) at the option of the Fund, the Underwriter or the Adviser if the Fund, the Underwriter or the Adviser respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or Underwriter.

8.3  Notice Requirement

(a) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b), 8.1(c) or 8.1(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of
Section 8.1(d), said termination shall be effective upon the Portfolio's failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

(b) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(f) or 8.1(g), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 60 days before the effective date of termination.

8.4 It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

8.5  Effect of Termination

(a) Notwithstanding any termination of this Agreement pursuant to Section 8.1(a) through 8.1(g) of this Agreement and subject to Section 1.2 of this Agreement, the Underwriter and Fund will, at the option of the Company, continue to make available additional shares of the Portfolios for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "EXISTING CONTRACTS"), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body.

(b) Fund and/or Underwriter shall remain obligated to pay Company the fee in effect as of the date of termination for so long as shares are held by the Accounts and Company continues to provide services to the Accounts. Such fee shall apply to shares purchased both prior to and subsequent to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

(c) In the event of the insolvency or liquidation of the Company, fees shall continue to be payable directly to the Company or its liquidator, receiver, conservator or statutory successor, without diminution and reasonable provision for verification by the Company or its liquidator, receiver, conservator or statutory successor.

                              ARTICLE IX. NOTICES

9.1 (a) Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

     If to the Company:

            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089
            Attention: Vice President, Investment Products Division

     with a copy to:

            General Counsel
            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089

     If to the Fund:

            c/o Delaware Distributors, L.P.
            One Commerce Square
            2005 Market Street
            Philadelphia, PA 19103
            Attn, General Counsel

     If to the Underwriter:

            Delaware Distributors, L.P.
            One Commerce Square
            2005 Market Street
            Philadelphia, PA 19103
            Attention: General Counsel

                            ARTICLE X MISCELLANEOUS

10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). "PERSONAL INFORMATION" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA, and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8 The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY      DELAWARE DISTRIBUTORS, L.P.
                                     BY DELAWARE DISTRIBUTORS, INC., GENERAL
                                     PARTNER

By:      /s/ Jason Frain               By:      /s/ Jeffrey M. Kellogg
         ----------------------------           ----------------------------
Name:    Jason Frain                   Name:    Jeffrey M. Kellogg
Title:   Assistant Vice President      Title:   Senior Vice President

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4, 401

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Separate Account Two, Separate Account Eleven, Separate Account Fourteen

In accordance with the provisions of this Retail Fund Participation Agreement, the Separate Account(s) shown on Schedule A may invest in the following
Portfolios:

 FUND                                                    SHARE                            CUSIP          NASDAQ
NUMBER                     FUND NAME                     CLASS           TYPE             NUMBER         SYMBOL
------------------------------------------------------------------------------------------------------------------
  452    Delaware Aggressive Allocation Portfolio          A      Equity              245918883       DFGAX
  535    Delaware Aggressive Allocation Portfolio          R      Equity              245918826       DFGRX
  496    Delaware American Services                        A      Equity              24581P101       DASAX
  552    Delaware American Services                        R      Equity              24581P507       DASRX
  002    Delaware Balanced                                 A      Equity              246093108       DELFX
  521    Delaware Balanced                                 R      Equity              246093884       DELRX
  008    Delaware Cash Reserve                             A      Money Market        245910104       DCRXX
  444    Delaware Conservative Allocation Portfolio        A      Equity              245918107       DFIAX
  533    Delaware Conservative Allocation Portfolio        R      Equity              245918818       DFIRX
  023    Delaware Core Plus Bond                           A      Fixed Income        246094205       DEGGX
  526    Delaware Core Plus Bond                           R      Fixed Income        246094809       DUGRX
  460    Delaware Corporate Bond                           A      Fixed Income        245908785       DGCAX
  536    Delaware Corporate Bond                           R      Fixed Income        245908744       DGCRX
  024    Delaware Delchester                               A      Fixed Income        245908207       DETWX
  189    Delaware Diversified Income                       A      Fixed Income        246248744       DPDFX
  531    Delaware Diversified Income                       R      Fixed Income        246248553       DPRFX
  129    Delaware Dividend Income                          A      Equity              24610B107       DDIAX
  543    Delaware Dividend Income                          R      Equity              24610B842       DDDRX
  019    Delaware Emerging Markets                         A      Equity              245914841       DEMAX
  464    Delaware Extended Duration Bond                   A      Fixed Income        245908835       DEEAX
  549    Delaware Extended Duration Bond                   R      Fixed Income        245908728       DEERX
  179    Delaware Global Value                             A      Equity              245914718       DABAX
  016    Delaware Growth Opportunities                     A      Equity              245906102       DFCIX
  523    Delaware Growth Opportunities                     R      Equity              245906508       DFRIX

 FUND                                                    SHARE                            CUSIP          NASDAQ
NUMBER                     FUND NAME                     CLASS           TYPE             NUMBER         SYMBOL
------------------------------------------------------------------------------------------------------------------
  137    Delaware High-Yield Opportunities                 A      Fixed Income        245908876       DHOAX
  539    Delaware High-Yield Opportunities                 R      Fixed Income        245908736       DHIRX
  556    Delaware Inflation Protected Bond                 A      Fixed Income        246094882       DIPAX
  034    Delaware International Value Equity               A      Equity              245914106       DEGIX
  527    Delaware International Value Equity               R      Equity              245914577       DIVRX
  001    Delaware Large Cap Value                          A      Equity              245907100       DELDX
  520    Delaware Large Cap Value                          R      Equity              245907886       DECRX
  022    Delaware Limited-Term Diversified Income          A      Fixed Income        245912308       DTRIX
  525    Delaware Limited-Term Diversified Income          R      Fixed Income        245912803       DLTRX
  577    Delaware Mid Cap Value                            A      Equity              246093868       DLMAX
  580    Delaware Mid Cap Value                            R      Equity              246093843       DLMRX
  448    Delaware Moderate Allocation Portfolio            A      Equity              245918503       DFBAX
  534    Delaware Moderate Allocation Portfolio            R      Equity              245918834       DFBRX
  095    Delaware REIT                                     A      Equity              246248868       DPREX
  529    Delaware REIT                                     R      Equity              246248561       DPRRX
  316    Delaware Select Growth                            A      Equity              928931104       DVEAX
  532    Delaware Select Growth                            R      Equity              928931740       DFSRX
  480    Delaware Small Cap Core                           A      Equity              24610B883       DCCAX
  550    Delaware Small Cap Core                           R      Equity              24610B834       DCCRX
  509    Delaware Small Cap Growth                         A      Equity              246118301       DSCAX
  537    Delaware Small Cap Growth                         R      Equity              246118590       DSCRX
  021    Delaware Small Cap Value                          A      Equity              246097109       DEVLX
  538    Delaware Small Cap Value                          R      Equity              246097505       DVLRX
  003    Delaware Trend                                    A      Equity              245905104       DELTX
  522    Delaware Trend                                    R      Equity              245905500       DETRX
  101    Delaware U.S. Growth                              A      Equity              245917505       DUGAX
  530    Delaware U.S. Growth                              R      Equity              245917711       DEURX
  456    Delaware Value                                    A      Equity              24610C881       DDVAX
  561    Delaware Value                                    R      Equity              245907860       DDVRX

                                   SCHEDULE B

In consideration of the services provided by the Company, Underwriter, in accordance with the terms of this Agreement, agrees to pay Company the 12b-1 fee described in a Fund's Prospectus, as a percentage of the average daily net asset value of the Company's Separate Account(s) assets invested in a Portfolio and the Company an Administrative Fee as a percentage of the average daily net asset value of the Company's Separate Account(s) assets invested in a Portfolio so that the Company receives the Aggregate Fees listed below. Company will only be entitled to such 12b-1 fees with respect to accounts associated with the Portfolios referred to in this Agreement, such undisputed amounts to be paid within 30 days of the end of each calendar quarter.

With respect to Fund shares purchased pursuant to this Agreement, Underwriter will pay Company the Administrative Fee, which is the amount of the Aggregate Fees not covered by a Fund's 12b-1 fee. For the purpose of computing payments of the Administrative Fee to the Company, the average daily amount invested by the Company's Separate Account in a Portfolio for any calendar month will be computed by totaling the Separate Account's aggregate investment (share net asset value multiplied by total number of shares of the Portfolio held by the Separate Account) on each calendar day during the month and dividing by the total number of calendar days during each month. The Company will deliver to Underwriter a monthly statement showing the calculation of the Administrative Fee payable to the Company by Underwriter, along with other supporting data reasonably requested by Underwriter. The data shall be sent in the format described in Schedule C. Undisputed amounts to be paid within 30 days of Underwriter's receipt of Company's statement.

                    ADMINISTRATIVE FEES AND RULE 12B-1 FEES

                                 ADMINISTRATIVE
FUND                                  FEES*          RULE 12B-1 FEES       TOTAL FEE
---------------------------------------------------------------------------------------
SHARE CLASS A
All Delaware Equity Funds              0.25%               0.25%              0.50%
All Delaware Fixed Income              0.15%               0.25%              0.40%
 Funds except for:
 - Diversified Income Fund             0.25%               0.25%              0.50%
 - Limited-Term Diversified            0.15%               0.15%              0.30%
  Income Fund
Money Market Fund                      0.10%               0.00%              0.10%
SHARE CLASS R
All Delaware Equity Funds              0.25%               0.50%              0.75%
All Delaware Fixed Income              0.15%               0.50%              0.65%
 Funds

------------

* Administrative Fees shall be paid by Underwriter or one of its affiliates out of Underwriter's or such affiliate's own assets.

                                   SCHEDULE C

CONTACT INFORMATION

       -   Name, phone number, e-mail, company, address of invoice contact

       -   How to send payment (wire instructions or check/address)

INVOICE DATA

       -   Date of Invoice

       -   Billing Period

       -   Company Name

       -   Invoice number

       -   Accounts by Delaware fund name & CUSIP

         -   Delaware fund account number

         -   Average assets for the billing period

         -   Compensation rate

         -   Payable Amount